UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2022

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization	001-39338 (Commission File No.)	38-3849791 (IRS Employer Identification No.)

1401 Capital Avenue, Suite B, Plano, Texas 75074

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01. Other Events.

On August 7, 2022, NuZee, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as the sole book-running manager and underwriter (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of 4,200,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), at a price to the public of $0.82 per share of Common Stock (the “Offering Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to 630,000 additional shares of Common Stock at the Offering Price, less underwriting discounts and commissions.

The Company expects to receive approximately $2.7 million in net proceeds from the Offering, after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company, assuming no exercise by the Underwriter of its option to purchase additional shares of Common Stock, or approximately $3.2 million if the Underwriter exercises its option to purchase additional shares of Common Stock in full. The shares of Common Stock are expected to be delivered to the Underwriter on or about August 10, 2022, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to a shelf registration statement filed with and declared effective by the Securities and Exchange Commission (the “SEC”) (Registration No. 333- 248531), a base prospectus, dated October 2, 2020, included as part of the registration statement, and a prospectus supplement, dated August 7, 2022.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriter with customary indemnification rights under the Underwriting Agreement. The Company has also agreed, subject to certain exceptions, not to sell or transfer any shares of its common stock, warrants or securities convertible into common stock for a period of 60 days following the date of the final prospectus supplement without the approval of the Underwriter.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, the copy of the Underwriting Agreement that is filed as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated as of August 7, 2022, by and between NuZee, Inc. and Maxim Group LLC, as the underwriter.
5.1	Opinion of Polsinelli PC.
23.1	Consent of Polsinelli PC (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.
Dated: August 9, 2022	By:	/s/ Patrick Shearer
	Name:	Patrick Shearer
	Title:	Chief Financial Officer